Calculation of Filing Fee Tables
N-2
BlackRock Multi-Sector Income Trust
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.001 par value	Other	2,395,355		$ 35,020,090.10	0.0001531	$ 5,361.58
Fees to be Paid	2	Other	Rights to Purchase Common Shares of Beneficial Interest	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 35,020,090.10		$ 5,361.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,361.58
Offering Note
[1]	(1) The Registrant is relying on Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common shares of beneficial interest on August 1, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. (2) The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $201,355,700.61 on a Registration Statement on Form N-2 (File No. 333-285442) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on June 2, 2025. As of the date hereof, a balance of approximately 12,087,759 or $188,035,397.58 of such securities remain unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction J of Form N-2, the Registrant is hereby registering an additional 2,395,355 of its securities at a maximum aggregate offering price of $35,020,090.10. The additional amount of securities that is being registered represents no more than 20% of the remaining securities or the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

[2]	(1) The Registrant is relying on Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common shares of beneficial interest on August 1, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. (2) The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $201,355,700.61 on a Registration Statement on Form N-2 (File No. 333-285442) (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on June 2, 2025. As of the date hereof, a balance of approximately 12,087,759 or $188,035,397.58 of such securities remain unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction J of Form N-2, the Registrant is hereby registering an additional 2,395,355 of its securities at a maximum aggregate offering price of $35,020,090.10. The additional amount of securities that is being registered represents no more than 20% of the remaining securities or the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A